As filed with the Securities and Exchange Commission on November 24, 2010
Registration No. 333-159607

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-effective Amendment No. 1 to Form F-1 on
FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AUTOCHINA INTERNATIONAL LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

No. 322, Zhongshan East Road
Shijiazhuang, Hebei
People’s Republic of China
                          Tel: +86 311 8382 7688
(Address and telephone number of Registrant’s principal executive offices)

Yong Hui Li, Chairman of the Board of Directors
No. 322, Zhongshan East Road
Shijiazhuang, Hebei
People’s Republic of China
                          Tel: +86 311 8382 7688
(Name, address, and telephone number of agent for service)

with a copy to:
Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
(212) 407-4000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 on Form F-3 to the Registration Statement on Form F-1 (File No. 333-159607) (the “Registration Statement”) of AutoChina International Limited (the “Company” or “AutoChina”) is being filed pursuant to the undertakings in Item 9 of the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission on December 7, 2009.

The information included in the filing updates and supplements this Registration Statement and the prospectus contained therein.

No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED NOVEMBER 24, 2010

AUTOCHINA INTERNATIONAL LIMITED

Ordinary Shares

This prospectus relates to 6,286,583 ordinary shares of AutoChina International Limited (“AutoChina”), a Cayman Island exempted company, that may be sold from time to time by the Selling Shareholders named in this prospectus. This includes (i) 3,298,716 ordinary shares held by Honest Best Int’l Ltd., (ii) 705,790 ordinary shares issued in connection with the exercise of certain call options, and (iii) 279,000 ordinary shares issued in connection with the cashless exercise of the underwriter unit purchase option.

The prices at which the Selling Shareholders may sell their shares will be determined by the prevailing market price for the shares or pursuant to privately negotiated transactions. Information regarding the Selling Shareholders and the times and manner in which they may offer and sell the shares under this prospectus is provided under “Selling Shareholders” in this prospectus.

AutoChina will not receive any of the proceeds from the sale of the shares under this prospectus.

AutoChina’s ordinary shares are traded on the NASDAQ Stock Market under the symbol AUTC. On November 22, 2010, the closing sale price of the ordinary shares was $24.90. You are urged to obtain current market quotations of AutoChina’s ordinary shares before purchasing any of the shares being offered for sale pursuant to this prospectus.

The Selling Shareholders, and any broker-dealer executing sell orders on behalf of the Selling Shareholders, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933. Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act of 1933.

INVESTING IN OUR SECURITIES IS HIGHLY RISKY. YOU SHOULD INVEST IN OUR SECURITIES ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. FOR A DISCUSSION OF SOME OF THE RISKS INVOLVED, SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2010

Table of Contents:

PROSPECTUS SUMMARY	1

RISK FACTORS	4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	5

REASONS FOR THE OFFER AND USE OF PROCEEDS	6

CAPITALIZATION	7

THE OFFERING	8

PER SHARE MARKET INFORMATION	9

SELLING SHAREHOLDERS	10

PLAN OF DISTRIBUTION	16

EXPENSES RELATED TO THIS OFFERING	18

DESCRIPTION OF ORDINARY SHARES	19

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	20

INDEMNIFICATION	22

LEGAL MATTERS	23

EXPERTS	23

WHERE YOU CAN FIND MORE INFORMATION	23

This prospectus is not an offer to sell any securities other than the ordinary shares offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

PROSPECTUS SUMMARY

This summary highlights key information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. It may not contain all of the information that is important to you. You should read the entire prospectus, including “Risk Factors,” our consolidated financial statements and the related notes thereto and condensed consolidated financial statements and the related notes thereto, and the other documents to which this prospectus refers, before making an investment decision.

Unless otherwise stated in this prospectus,

•	references to “AutoChina”, “we,” “us” or “our” refer to AutoChina International Limited;

•	references to “ACG” refer to AutoChina Group Inc. (together with its subsidiaries and affiliated entities), our wholly owned subsidiary;

•	references to “PRC” or “China” refer to the People’s Republic of China;

•	references to “dollars” or “$” refer to the legal currency of the United States;

•	references to “Renminbi” or “RMB” refer to the legal currency of China; and

•
references to “business combination” refer to AutoChina’s transaction with AutoChina Group Inc. on April 9, 2009 pursuant to which AutoChina acquired all of the outstanding securities of ACG, resulting in ACG becoming a wholly owned subsidiary of AutoChina.

Overview

We are a holding company whose primary business operations are conducted through its wholly owned subsidiary, AutoChina Group Inc., or ACG.

We were incorporated in the Cayman Islands on October 16, 2007 under the name “Spring Creek Acquisition Corp.” as a blank check company formed for the purpose of acquiring, through a stock exchange, asset acquisition or other similar business combination, or controlling, through contractual arrangements, an operating business, that had its principal operations in Greater China (including Hong Kong, Macau and Taiwan).

On April 9, 2009, we acquired all of the outstanding securities of ACG from Honest Best Int’l Ltd., resulting in ACG becoming a wholly owned subsidiary of AutoChina. Promptly after the business combination with ACG, we changed our name to “AutoChina International Limited.”

Prior to the business combination with ACG, AutoChina had no operating business.

ACG was incorporated on July 27, 2007 in the Cayman Islands by our Chairman and CEO, Yong Hui Li. At the time of the business combination, ACG operated in two primary business segments: (i) the commercial vehicle sales and leasing segment, which provides financing to customers to purchase commercial vehicles, and (ii) the automotive dealership segment, which sold branded automobiles through its nationally recognized dealer network.

On June 15, 2009, ACG agreed to sell its automotive dealership segment for a purchase price of approximately RMB470 million ($68.8 million). The sale of the automotive dealership segment was consummated on December 14, 2009. As a result, our business now consists solely of the commercial vehicle sales and leasing segment.

AutoChina’s principal executive office is located at No. 322, Zhongshan East Road; Shijiazhuang, Hebei; People’s Republic of China. Its telephone number is +86 311 8382 7688.

The Offering

Ordinary shares offered:	6,286,583(1)

NASDAQ Symbol:	AUTC

Use of proceeds:	AutoChina will not receive any of the proceeds from the sale of the shares under this prospectus.

Ordinary Shares outstanding as of November 22, 2010:	19,615,766

Risk Factors:	Prospective investors should carefully consider the Risk Factors beginning on Page 4 before buying the ordinary shares offered hereby.

(1)
Includes (i) 3,298,716 ordinary shares held by Honest Best Int’l Ltd., (ii) 705,790 ordinary shares issued in connection with the exercise of certain call options, and (iii) 279,000 ordinary shares issued in connection with the cashless exercise of the underwriter unit purchase option.

Risks Affecting AutoChina

In evaluating the resale of the ordinary shares of AutoChina, you should carefully read this prospectus and especially consider the factors discussed in the section titled “Risk Factors” commencing on page 4.

RISK FACTORS

An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	the risks described in our Annual Report on Form 20-F for our most recent fiscal year, which is incorporated by reference into this prospectus;

•	the risks described in our Registration Statement on Form F-1 under the Securities Act, as amended, originally filed with the SEC on May 29, 2009 (Registration No. 333-159607); and

•	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Important factors that could cause actual results or events to differ materially from the forward-looking statements include, among others: changing principles of generally accepted accounting principles; outcomes of government reviews, inquiries, investigations and related litigation; compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the automobile business in China; fluctuations in customer demand; management of rapid growth; changes in government policy; the fluctuations in sales of consumer and commercial vehicles in China; China’s overall economic conditions and local market economic conditions; ACG’s ability to expand through strategic acquisitions and establishment of new locations; and geopolitical events.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably

REASONS FOR THE OFFER AND USE OF PROCEEDS

This prospectus relates to 6,286,583 ordinary shares of AutoChina that may be sold from time to time by the Selling Shareholders named in this prospectus. AutoChina will not receive any of the proceeds from the sale of the shares under this prospectus.

CAPITALIZATION

The following table sets forth the capitalization as of September 30, 2010 of AutoChina International Limited and Subsidiaries on an actual basis.

You should read this capitalization table together with “Management's Discussion and Analysis of Financial Condition and Results of Operations”, the financial statements and related notes, and the unaudited financial statements and related notes, all incorporated by reference into this document.

As of September 30, 2010 Actual
(in thousands)
Debt	$282,213
Equity
Preferred shares, $0.001 par value; 1,000,000 shares authorized - none issued	—
Ordinary shares, $0.001 par value; 50,000,000 shares authorized; 19,679,866 issued	20
Additional paid-in capital	170,505
Treasury stocks, at cost, 27,000 shares	(689)
Statutory reserves	—
Retained earnings	41,569
Accumulated other comprehensive income	4,028
Total shareholders’ equity	215,433
Non-controlling interests	—
Total equity	215,433
Total capitalization

 THE OFFERING

This prospectus relates to 6,286,583 ordinary shares of AutoChina that may be sold from time to time by the Selling Shareholders named in this prospectus. This includes (i) 3,298,716 ordinary shares held by Honest Best Int’l Ltd., (ii) 705,790 ordinary shares issued in connection with the exercise of certain call options, and (iii) 279,000 ordinary shares issued in connection with the cashless exercise of the underwriter unit purchase option.

The prices at which the Selling Shareholders may sell their ordinary shares (sometimes referred to as “AutoChina’s securities”) will be determined by the prevailing market price for AutoChina’s securities or pursuant to privately negotiated transactions. Information regarding the Selling Shareholders and the times and manner in which they may offer and sell AutoChina’s securities under this prospectus is provided under “Selling Shareholders” in this prospectus.

AutoChina will not receive any of the proceeds from the sale of the shares under this prospectus.

Ordinary Shares

AutoChina is authorized to issue 50,000,000 ordinary shares, par value $.001, and 1,000,000 shares of preferred stock, par value $.001. As of November 22, 2010, 19,615,766 ordinary shares are outstanding, held by 14 holders of record. No shares of preferred stock are currently outstanding. Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.

PER SHARE MARKET INFORMATION

AutoChina’s ordinary shares have been traded on the NASDAQ Stock Market since October 5, 2009 under the symbols AUTC. Prior to October 5, 2009, the ordinary shares had been quoted on the OTC Bulletin Board since March 28, 2008. AutoChina’s ordinary shares did not trade on any market or exchange prior to March 28, 2008.

The table below reflects the high and low bid prices for AutoChina’s ordinary shares for the period from March 28, 2008 through October 5, 2009. The OTC Bulletin Board quotations reflect inter-dealer prices, are without retail markup, markdowns or commissions, and may not represent actual transactions.  The table below also reflects the high and low sales prices on the NASDAQ Stock Market for the period from October 5, 2009 through November 22, 2010.

	Ordinary Shares
	High	Low
Annual Highs and Lows
2008	7.30	6.50
2009	35.99	6.50
2010 (through November 22)	48.50	20.50

Quarterly Highs and Lows
2008
First Quarter	7.30	7.20
Second Quarter	7.30	7.15
Third Quarter	7.18	7.00
Fourth Quarter	7.15	6.50
2009
First Quarter	8.00	6.60
Second Quarter	14.00	6.50
Third Quarter	15.00	7.70
Fourth Quarter	35.99	23.07
2010
First Quarter	48.50	22.05
Second Quarter	33.20	20.50
Third Quarter	31.40	20.81
Fourth Quarter (through November 22)	27.00	23.27

Monthly Highs and Lows
May 2010	26.97	21.34
June 2010	32.01	20.50
July 2010	30.62	26.00
August 2010	31.40	20.81
September 2010	28.50	21.00
October 2010	25.86	23.59
November 2010 (through November 22)	27.00	23.27

SELLING SHAREHOLDERS

The Selling Shareholders may from time to time offer and sell any or all of AutoChina’s ordinary shares set forth below pursuant to this prospectus. When we refer to “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Shareholders’ interests AutoChina’s ordinary shares other than through a public sale.

The following table sets forth, as of November 22, 2010:

•	the name of the Selling Shareholders for whom we are registering shares for resale to the public,

•	the number of ordinary shares that the Selling Shareholders beneficially owned prior to the offering for resale of the shares under this prospectus,

•	the number of ordinary shares that may be offered for resale for the account of the Selling Shareholders pursuant to this prospectus, and

•
the number and percentage of ordinary shares to be beneficially owned by the Selling Shareholders after the offering of the resale shares (assuming all of the offered resale shares are sold by the Selling Shareholders).

We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such ordinary shares. In addition, the Selling Shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth on the table below.

All of the 1,030,314 ordinary shares issued to the founding shareholders were placed in escrow (see “Shares Eligible for Future Sale” in this Registration Statement on Form F-1 for further details). These shares were not entitled to be released from escrow until January 9, 2010 (nine months after AutoChina’s consummation of a business combination) with respect to 50% of the initial shares and April 9, 2010 (one year after AutoChina’s consummation of a business combination) with respect to the remaining 50% of the initial shares. These shares were only entitled to be released earlier if AutoChina engaged in a transaction resulting in AutoChina’s shareholders having the right to exchange their shares for cash or other securities. All of such escrowed shares have been released from escrow.

In connection with the business combination, AutoChina issued 8,606,250 ordinary shares in AutoChina to Honest Best Int’l Ltd., ACG’s prior shareholder, in upfront consideration, of which 10% (860,625 ordinary shares) was held back and placed in escrow. The release of 50% of the holdback consideration was conditioned on AutoChina’s exceeding $22.5 million EBITDA and 30% EBITDA Growth (each as defined in the share exchange agreement) for the 2009 fiscal year, and the remaining 50% of the holdback consideration was entitled to be released on the later of 20 days following delivery of the 2009 audited financial statements for AutoChina and one year from the date of the closing of the transactions contemplated in the share exchange agreement, in each case less any damages claimed pursuant to the indemnification provisions of the share exchange agreement at the time of such release. All of the holdback consideration has been released from escrow.

Also in connection with the business combination, on April 7, 2009, AutoChina entered into certain put and call Agreements with four of its shareholders. Pursuant to such agreements, AutoChina agreed to be obligated to purchase (the “put option”) from the shareholders, and the shareholders have agreed to be obligated to sell (the “call option”) to AutoChina, an aggregate of 156,990 ordinary shares at an exercise price of $9.05 per ordinary share, less the per share portion of any cash dividend or other cash distribution paid to AutoChina’s shareholders prior to the exercise of the put option or the call option. The put options were exercisable during the two week period commencing on October 9, 2009. The call options were exercisable until October 9, 2009, subject to certain limitations. In connection with these agreements, AutoChina entered into an Escrow Agreement, dated April 7, 2009, with the four shareholders, Honest Best Int’l Ltd., and Loeb & Loeb LLP, as the escrow agent, pursuant to which the escrow agent held 7,745,625 ordinary shares of AutoChina issued to Honest Best Int’l Ltd. in connection with the business combination, together with $376,776 in cash provided by AutoChina, to secure payment of the exercise price by AutoChina. On August 24, 2009, AutoChina assigned its call options pursuant to these agreements to certain investors and these investors completed the exercise of these options on August 28, 2009, and the escrowed shares were released to Honest Best Int’l Ltd. and the cash was released to AutoChina. AutoChina did not receive any consideration other than being released from its obligations pursuant to these agreements.

On April 8, 2009, AutoChina entered into a Put and Call Agreement with two of its shareholders. Simultaneously with the execution of the agreement, the shareholders purchased an aggregate of 548,800 ordinary shares of AutoChina at a purchase price of $7.865 per ordinary share. Pursuant to the agreement, AutoChina agreed to be obligated to purchase (the “put option”) from the shareholders, and the shareholders have agreed to be obligated to sell (the “call option”), an aggregate of 548,800 ordinary shares at an exercise price of $8.40 per share, less the per share portion of any cash dividend or other cash distribution paid to AutoChina’s shareholders prior to the exercise of the put option or the call option. AutoChina also paid the shareholders an aggregate of $57,624 in connection with the agreement. The put options were exercisable during the two week period commencing on October 9, 2009. The call options were exercisable until October 9, 2009, subject to certain limitations. In connection with the agreements, AutoChina entered into an Escrow Agreement, dated April 8, 2009 with the shareholders, ACG and Loeb & Loeb LLP, as the escrow agent, pursuant to which the escrow agent held $4,609,920 in cash provided by AutoChina to secure payment of the exercise price by AutoChina. On August 11, 2009, AutoChina assigned its call options pursuant to these agreements to certain investors and these investors completed the exercise of these options on August 14, 2009, and the escrowed cash was released to AutoChina. AutoChina did not receive any consideration other than being released from its obligations pursuant to these agreements.

In conjunction with the closing of the business combination, the Company was obligated to pay EarlyBird Capital, Inc. deferred underwriting fees of $1,449,000, which had been previously accrued, and an additional investment advisory fee of $180,000, which was charged to operations at closing, for an aggregate amount of $1,629,000.  The Company paid $1,200,000 of such fees in cash at closing, and issued a short-term promissory note for the remaining $429,000.  The promissory note was non-interest bearing and due on October 9, 2009.  In connection with the promissory note, the Company entered into an Escrow Agreement, dated April 9, 2009, with the shareholders, Honest Best Int’l Limited, and Loeb & Loeb LLP, as the escrow agent, pursuant to which the escrow agent held 446,250 ordinary shares of the Company issued to Honest Best Int’l Ltd. in connection with the Business Combination, to secure payment of the promissory note. On August 14, 2009 AutoChina paid the note in full and the escrowed shares were released to Honest Best Int'l Limited.

This table is prepared solely based on information supplied to us by the listed Selling Shareholders, any Schedules 13D or 13G and Forms 3 and 4, and other public documents filed with the SEC, and assumes the sale of all of the shares offered hereby.

	Ordinary Shares Beneficially Owned Before the Offering (1)			Number of Shares to Be Sold		Ordinary Shares Beneficially Owned After the Offering (1)
Name of Selling Shareholder	Number		Percent			Number	Percent
Honest Best Int’l Ltd. (2)	11,209,706		57.15%	3,298,716		7,910,990	40.33%
James Cheng-Jee Sha (3)	1,295,157	(4)	6.60%	1,295,157	(5)	0	0.00%
Diana Chia-Huei Liu (6)	523,647	(7)	2.67%	139,063	(5)	384,584	1.96%
William Tsu-Cheng Yu (8)	523,647	(7)	2.67%	146,596	(5)	377,051	1.92%
Charm Power Holdings Limited(9)	239,585		1.22%	172,360	(10)	67,225	0.34%
Jimmy (Jim) Yee-Ming Wu (11)	33,961		0.17%	33,961		0	0.00%
Rainbow Yield Limited (12)	483,607		2.47%	58,900	(10)	424,707	2.17%
Gary Han Ming Chang (13)	26,255		0.13%	17,500	(14)	8,755	0.04%
Xing Wei (15)	92,958		0.47%	75,000		17,958	0.09%
Hui Kai Yan(16)	76,100		0.39%	65,000		11,100	0.06%
Lei Chen (17)	74,384		0.38%	17,000	(18)	57,384	0.29%
YongHong An (17)	74,384		0.38%	48,000	(18)	26,384	0.13%
Hui Liu (19)	76,400		0.39%	65,000		11,400	0.06%
Jinyu Peng (20)	89,765		0.46%	65,000		24,765	0.13%
Ruiqi Li (21)	78,990		0.40%	65,000		13,990	0.07%
Li Yongqi	285,983		1.46%	80,000	(22)	205,983	1.05%
Dong Ruige	557,886		2.84%	69,500	(23)	488,386	2.49%
Li Yi	70,825		0.36%	53,500	(24)	17,325	0.09%
Zhang Zhongwen	104,534		0.53%	49,800	(25)	54,734	0.28%
Hao Ye	103,939		0.53%	44,000	(26)	59,939	0.31%
Li Huixia	102,400		0.52%	40,000	(23)	62,400	0.32%
Yin Yali	68,500		0.35%	33,000	(23)	35,500	0.18%
Shi Junguo	32,800		0.17%	32,800	(27)	0	0.00%
Ji Aixi	123,136		0.63%	30,690	(28)	92,446	0.47%
Geng Juncai	31,079		0.16%	30,000	(23)	1,079	0.01%
Su Yuan	34,280		0.17%	27,500	(29)	6,780	0.03%
Li Yongli	44,243		0.23%	25,000	(23)	19,243	0.10%
Lu Zhan Qin	54,800		0.28%	21,700	(10)	33,100	0.17%
Miao Fang	18,700		0.10%	17,800	(30)	900	0.00%
Yang Guiling	64,080		0.33%	20,000	(23)	44,080	0.22%
Ma Lixin	57,515		0.29%	20,000	(23)	37,515	0.19%
Li Mingxia	36,665		0.19%	20,000	(23)	16,665	0.08%
Wang Qi	41,142		0.21%	19,000	(23)	22,142	0.11%
Zhao Hongwu	61,220		0.31%	18,000	(23)	43,220	0.22%
Wang Ming Shu	14,117		0.07%	13,640	(10)	477	0.00%
Wang Shao Hua	13,200		0.07%	12,400	(10)	800	0.00%
Chen Chao	12,340		0.06%	12,000	(23)	340	0.00%
Wang Li	32,100		0.16%	12,000	(23)	20,100	0.10%
Li Shuling	24,695		0.13%	12,000	(23)	12,695	0.06%
Wang Zhiling	15,380		0.08%	10,000	(23)	5,380	0.03%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to the securities. Based on 19,615,766 ordinary shares of AutoChina issued and outstanding as of November 22, 2010. For purposes of calculating the percentage ownership, any shares that each selling shareholder has the right to acquire within 60 days under warrants or options have been included in the total number of shares outstanding for that person, in accordance with Rule 13d-3 under the Exchange Act.

(2)
Honest Best Int’l Ltd. was the sole shareholder of ACG immediately prior to AutoChina’s business combination with ACG. A description of the transaction pursuant to which Honest Best Int’l Ltd. acquired its shares is located in the section titled "Business—AutoChina's History—The Business Combination" in the Registration Statement. Ms. Wang Yan is the sole shareholder of Honest Best Int’l Ltd. Ms. Wang Yan is the spouse of Mr. Yong Hui Li, our Chairman and Chief Executive Officer. Ms. Wang Yan and Mr. Yong Hui Li share voting and dispositive power over such shares.

(3)	James Cheng-Jee Sha was chief executive officer and a director of AutoChina prior to its business combination with ACG, and is currently a director of AutoChina.

(4)	Consists of 515,157 ordinary shares of AutoChina owned by James Cheng-Jee Sha, and 780,000 ordinary shares owned by Sha Living Trust. Mr. Sha is a trustee of Sha Living Trust.

(5)
The selling shareholder acquired such shares prior to AutoChina’s initial public offering in a private placement in connection with the formation of AutoChina’s predecessor, Spring Creek Acquisition Corp.

(6)	Diana Chia-Huei Liu was the president and a director of AutoChina prior to its business combination with ACG, and is currently a director of AutoChina.

(7)	Consists of (i) 317,062 ordinary shares of AutoChina owned by Diana Chia-Huei Liu, and (ii) 206,585 ordinary shares of AutoChina owned by William Tsu-Cheng. Ms. Liu and Mr. Yu are spouses.

(8)
William Tsu-Cheng Yu was a director of AutoChina prior to its business combination with ACG. Mr. Yu acquired such shares prior to AutoChina’s initial public offering in a private placement in connection with the formation of AutoChina’s predecessor, Spring Creek Acquisition Corp.

(9)	Hao Ye is the sole shareholder of Charm Power Holdings Limited.

(10)
The selling shareholder acquired such shares pursuant to a transfer and exercise of the representative’s unit purchase option on October 5, 2009 described in more detail the section entitled “Certain Relationships and Related Party Transactions” in the Registration Statement.

(11)
Jimmy (Jim) Yee-Ming Wu was a director of AutoChina prior to its business combination with ACG. The selling shareholder acquired such shares prior to AutoChina’s initial public offering in a private placement in connection with the formation of AutoChina’s predecessor, Spring Creek Acquisition Corp.

(12)	Wang Qi is the sole shareholder of Rainbow Yield Limited.

(13)	Gary Han Ming Chang was chief investment officer and a director of AutoChina prior to its business combination with ACG.

(14)	Consists of 17,500 ordinary shares of AutoChina issued upon the exercise of warrants, which became exercisable on October 9, 2009 for $5.00 per share and were subsequently exercised.

(15)
Xing Wei is the current Chief Operating Officer of AutoChina. Mr. Wei purchased warrants to purchase an aggregate of 75,000 ordinary shares of AutoChina from Jimmy Yee-Ming Wu, Gary Han Ming Chan, and William Tsu-Cheng Yu on July 28, 2009 pursuant to a warrant exchange and transfer described in more detail the section entitled “Certain Relationships and Related Party Transactions” in the Registration Statement. The warrants became exercisable on October 9, 2009 for $5.00 per share and were subsequently exercised.

(16)
Hui Kai Yan is currently a director of AutoChina. Mr. Yan purchased warrants to purchase an aggregate of 65,000 ordinary shares of AutoChina from Jimmy Yee-Ming Wu on July 28, 2009 pursuant to a warrant exchange and transfer described in more detail the section entitled “Certain Relationships and Related Party Transactions” in the Registration Statement. The warrants became exercisable on October 9, 2009 for $5.00 per share and were subsequently exercised.

(17)
Lei Chen is currently a Senior Vice President of AutoChina. Mr. Chen purchased warrants to purchase an aggregate of 17,000 ordinary shares in AutoChina and Ms. YongHong An, Mr. Chen’s spouse, purchased warrants to purchase an aggregate of 48,000 ordinary shares from William Tsu-Cheng Yu of AutoChina from William Tsu-Cheng Yu on July 28, 2009 pursuant to a warrant exchange and transfers described in more detail the section entitled “Certain Relationships and Related Party Transactions” in the Registration Statement.

(18)
Consists of 17,000 ordinary shares issued upon the exercise of warrants owned by Mr. Chen, and 48,000 ordinary shares issued upon the exercise of warrants owned by Ms. An. Mr. Chen and Ms. An are spouses.

(19)
Hui Liu is the wife of Chenguang Bi, a current manager of AutoChina. Ms. Liu purchased warrants to purchase an aggregate of 60,000 ordinary shares of AutoChina from William Tsu-Cheng Yu on July 28, 2009 pursuant to a warrant exchange and transfer described in more detail the section entitled “Certain Relationships and Related Party Transactions” in the Registration Statement. The warrants became exercisable on October 9, 2009 for $5.00 per share and were subsequently exercised.  Ms. Liu acquired an additional 5,000 shares pursuant to an assignment and exercise of certain put and call options on August 11, 2009 described in more detail in the section entitled “Certain Relationships and Related Party Transactions” in the Registration Statement.

(20)
Jinyu Peng is currently a manager of AutoChina. Mr. Peng purchased warrants to purchase an aggregate of 55,000 ordinary shares of AutoChina from William Tsu-Cheng Yu on July 28, 2009 pursuant to a warrant exchange and transfer described in more detail the section entitled “Certain Relationships and Related Party Transactions” in the Registration Statement. The warrants became exercisable on October 9, 2009 for $5.00 per share and were subsequently exercised. Ms. Peng acquired an additional 10,000 shares pursuant to an assignment and exercise of certain put and call options on August 11, 2009 described in more detail in the section entitled “Certain Relationships and Related Party Transactions” in the Registration Statement.

(21)
Ruiqi Li is currently a manager of AutoChina. Mr. Li purchased warrants to purchase an aggregate of 55,000 ordinary shares of AutoChina from William Tsu-Cheng Yu on July 28, 2009 pursuant to a warrant exchange and transfer described in more detail the section entitled “Certain Relationships and Related Party Transactions” in the Registration Statement. The warrants became exercisable on October 9, 2009 for $5.00 per share and were subsequently exercised.  Mr. Li acquired an additional 10,000 shares pursuant to an assignment and exercise of certain put and call options on August 11, 2009 described in more detail in the section entitled “Certain Relationships and Related Party Transactions” in the Registration Statement.

(22)
Consists of (i) 60,000 ordinary shares of AutoChina acquired by Li Yongqi pursuant to an assignment and exercise of certain put and call options on August 11, 2009, and (ii) 20,000 ordinary shares of AutoChina acquired by Li Yongqi pursuant to an assignment and exercise of certain put and call options on August 24, 2009.

(23)
The selling shareholder acquired such shares pursuant to an assignment and exercise of certain put and call options on August 11, 2009 described in more detail the section entitled “Certain Relationships and Related Party Transactions” in the Registration Statement.

(24)
Consists of (i) 30,000 ordinary shares of AutoChina acquired by Li Yi pursuant to an assignment and exercise of certain put and call options on August 11, 2009, and (ii) 23,500 ordinary shares of AutoChina acquired by Li Yi pursuant to an assignment and exercise of certain put and call options on August 24, 2009.

(25)
Consists of (i) 26,800 ordinary shares of AutoChina acquired by Zhang Zhongwen pursuant to an assignment and exercise of certain put and call options on August 11, 2009, and (ii) 23,000 ordinary shares of AutoChina acquired by Zhang Zhongwen pursuant to an assignment and exercise of certain put and call options on August 24, 2009.

(26)
Consists of (i) 20,000 ordinary shares of AutoChina acquired by Hao Ye pursuant to an assignment and exercise of certain put and call options on August 11, 2009, and (ii) 24,000 ordinary shares of AutoChina acquired by Hao Ye pursuant to an assignment and exercise of certain put and call options on August 24, 2009.

(27)
Consists of (i) 11,000 ordinary shares of AutoChina acquired by Shi Junguo pursuant to an assignment and exercise of certain put and call options on August 11, 2009, and (ii) 21,800 ordinary shares of AutoChina acquired by Shi Junguo pursuant to an assignment and exercise of certain put and call options on August 24, 2009.

(28)
Consists of (i) 20,000 ordinary shares of AutoChina acquired by Ji Aixi pursuant to an assignment and exercise of certain put and call options on August 11, 2009, and (ii) 10,690 ordinary shares of AutoChina acquired by Ji Aixi pursuant to an assignment and exercise of certain put and call options on August 24, 20.

(29)
Consists of (i) 15,000 ordinary shares of AutoChina acquired by Su Yuan pursuant to an assignment and exercise of certain put and call options on August 11, 2009, and (ii) 12,500 ordinary shares of AutoChina acquired by Su Yuan pursuant to an assignment and exercise of certain put and call options on August 24, 2009.

(30)
The selling shareholder acquired such shares pursuant to an assignment and exercise of certain put and call options on August 24, 2009 described in more detail the section entitled “Certain Relationships and Related Party Transactions” in the Registration Statement.

PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their ordinary shares on any stock exchange, market or trading facility on which the ordinary shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledges or secured parties may offer and sell ordinary shares from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Shareholders to include the pledge, transferee or other successors in interest as Selling Shareholders under this prospectus.

The Selling Shareholders also may transfer the ordinary shares in other circumstances, in which case the transferees, pledges or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the Selling Shareholder and/or the purchasers. At the time a particular offer of shares is made by the Selling Shareholders, to the extent required, a prospectus will be distributed. Each Selling Shareholder has represented and warranted to AutoChina that it acquired the securities subject to this registration statement in the ordinary course of such Selling Shareholder’s business and, at the time of its purchase of such securities such Selling Shareholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Selling Shareholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Shareholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

We entered into a registration rights agreement for the benefit of the Selling Shareholders to register the ordinary shares under applicable federal and state securities laws. The registration rights agreement provides for cross-indemnification of the Selling Shareholders and us and our respective Directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the ordinary shares, including liabilities under the Securities Act. We will pay substantially all of the expenses incurred by the Selling Shareholders incident to the registration of the offering and sale of the ordinary shares.

We may suspend the use of this prospectus on a limited basis if we learn of any event that causes this prospectus to include an untrue statement of material fact or omit to state a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each Selling Shareholder.

EXPENSES RELATED TO THIS OFFERING

 Set forth below is an itemization of the estimated total expenses that we expect to incur in connection with this distribution.

SEC registration fee	$4,969.52
Legal fees and expenses	$85,000.00
Accounting fees and expenses	$75,000.00
Miscellaneous	$2,000.00
Total	$166,969.52

DESCRIPTION OF ORDINARY SHARES

A description of our Ordinary Shares can be found in our Registration Statement on Form F-1, as amended, under the Securities Act of 1933, as amended (the “Securities Act”), as originally filed with the SEC on May 29, 2009 (Registration No. 333-159607) under the heading “Description of Securities” which description is incorporated by reference herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2009, filed with the SEC on March 22, 2010;

•
our Reports of Foreign Private Issuer on Form 6-K filed with the Commission on March 22, 2010, March 25, 2010, March 30, 2010, April 1, 2010, May 21, 2010, May 26, 2010, May 28, 2010, August 4, 2010 and August 18, 2010  (except to the extent such reports are furnished but not filed with the SEC);

•	our Reports of Foreign Private Issuer on Form 6-K filed with the Commission on April 27, 2010, August 19, 2010 and November 23, 2010;

•
the description of our ordinary shares contained in the section titled “Description of Securities” in the our Registration Statement on Form F-1 filed with the Securities and Exchange Commission on May 29, 2009, as amended (File No. 333-159607), including any amendment or report filed for the purpose of updating such description.

•
any Form 20-F, 10-K, 10-Q or 8-K filed with the SEC after the date of this prospectus and prior to the termination of this offering of securities (except to the extent such reports are furnished but not filed with the SEC);

•
any Reports of Foreign Private Issuer on Form 6-K filed with the SEC after the date of this prospectus and prior to the termination of this offering of securities, but only to the extent that the forms expressly state that we incorporate them by reference in this prospectus; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of securities.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings incorporated by reference herein without charge by written or oral request directed to Hui Kai Yan, Corporate Secretary; No.322, Zhongshan East Road; Shijiazhuang, Hebei; People’s Republic of China. The telephone number at our executive office is +86 311 8382 7688.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

INDEMNIFICATION

AutoChina’s Second Amended and Restated Memorandum and Articles of Association provides that members of its board of directors shall be indemnified and secured harmless out of the assets and profits of AutoChina from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices, provided that such indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

This provision, however, will not eliminate or limit liability arising under federal securities laws. AutoChina’s Amended and Restated Articles of Association does not eliminate its director’s fiduciary duties. The inclusion of the foregoing provision may, however, discourage or deter shareholders or management from bringing a lawsuit against directors even though such an action, if successful, might otherwise have benefited AutoChina and its shareholders. This provision should not affect the availability of a claim or right of action based upon a director’s fraud or dishonesty.

Cayman Islands law provides that a corporation may indemnify its directors and officers as well as its other employees and agents against judgments, fines, amounts paid in settlement and expenses, including attorneys fees, in connection with various proceedings, except where there has been fraud or dishonesty or willful neglect or willful default. AutoChina’s Amended and Restated Articles of Association provide that AutoChina will indemnify its directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts, provided that such indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

 LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Harney Westwood & Riegels, Hong Kong.  Certain other legal matters relating to United States law will be passed upon for AutoChina by Loeb & Loeb LLP, New York, New York.

EXPERTS

The consolidated balance sheets of AutoChina International Limited (f/k/a Spring Creek Acquisition Corp.) as of December 31, 2009 and 2008, and the related statements of operations, changes in stockholders equity and cash flows for each of the years in the two year period ended December 31, 2009 have been audited by Crowe Horwath LLP.  The financial statements and the report of Crowe Horwath LLP are incorporated by reference in reliance upon their report given upon the authority of Crowe Horwath LLP as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, which includes exhibits, schedules and amendments, under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facility by calling 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, including the Company, which can be accessed at http://www.sec.gov. For further information pertaining to the securities offered by this prospectus and AutoChina International Limited, reference is made to the registration statement.

AUTOCHINA INTERNATIONAL LIMITED

Ordinary Shares

PROSPECTUS

November       , 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers.

AutoChina’s Second Amended and Restated Memorandum and Articles of Association provides that members of its board of directors shall be indemnified and secured harmless out of the assets and profits of AutoChina from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices, provided that such indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

This provision, however, will not eliminate or limit liability arising under federal securities laws. AutoChina’s Amended and Restated Articles of Association does not eliminate its director’s fiduciary duties. The inclusion of the foregoing provision may, however, discourage or deter shareholders or management from bringing a lawsuit against directors even though such an action, if successful, might otherwise have benefited AutoChina and its shareholders. This provision should not affect the availability of a claim or right of action based upon a director’s fraud or dishonesty.

Cayman Islands law provides that a corporation may indemnify its directors and officers as well as its other employees and agents against judgments, fines, amounts paid in settlement and expenses, including attorneys fees, in connection with various proceedings, except where there has been fraud or dishonesty or willful neglect or willful default. AutoChina’s Amended and Restated Articles of Association provide that AutoChina will indemnify its directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts, provided that such indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 9.  Exhibits

Exhibit No.	Description

3.1	Certificate of Incorporation (1)

3.2	Second Amended and Restated Memorandum and Articles of Association (2)

4.2	Specimen Ordinary Share Certificate (3)

5.1	Opinion of Harney Westwood & Riegels (4)

23.1	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)

23.2	Consent of Crowe Horwath LLP, independent registered public accounting firm

24.1	Power of Attorney (included on signature page)

(1)	Incorporated by reference to AutoChina’s Registration Statement on Form S-1, filed with the SEC on November 9, 2007.

(2)	Incorporated by reference to AutoChina’s Registration Statement on Form F-1, filed with the SEC on May 29, 2009.

(3)	Incorporated by reference to AutoChina’s Registration Statement on Form S-1/A, filed with the SEC on January 30, 2008.

(4)	Incorporated by reference to AutoChina's Registration Statement on Form F-1/A, filed with the SEC on December 7, 2009.

Item 10.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)
The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ( “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shijiazhuang, Country of People’s Republic of China on November 24, 2010.

AUTOCHINA INTERNATIONAL LIMITED

By:	/s/ Yong Hui Li
Name:	Yong Hui Li
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yong Hui Li, in his individual capacity, as his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Yong Hui Li	Chief Executive Officer, Chairman and Director	November 24, 2010
Yong Hui Li	(principal executive officer)

/s/ Jason Wang	Chief Financial Officer	November 24, 2010
Jason Wang	(principal accounting and financial officer)

/s/ Hui Kai Yan	Secretary and Director	November 24, 2010
Hui Kai Yan

/s/ James Cheng-Jee Sha	Director	November 24, 2010
James Cheng-Jee Sha

/s/ Diana Chia-Huei Liu	Director	November 24, 2010
Diana Chia-Huei Liu

/s/ Thomas Luen-Hung Lau	Director	November 24, 2010
Thomas Luen-Hung Lau

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of AutoChina International Limited, has signed this registration statement or amendment thereto in San Diego, CA on November 24, 2010.

Authorized U.S. Representative

By:	/s/ Jason Wang

Name:	Jason Wang

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Incorporation (1)

3.2	Second Amended and Restated Memorandum and Articles of Association (2)

4.2	Specimen Ordinary Share Certificate (3)

5.1	Opinion of Harney Westwood & Riegels (4)

23.1	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)

23.2	Consent of Grobstein, Horwath & Company LLP, independent registered public accounting firm

23.3	Consent of Crowe Horwath LLP, independent registered public accounting firm

24.1	Power of Attorney (included on signature page)

(1)	Incorporated by reference to AutoChina’s Registration Statement on Form S-1, filed with the SEC on November 9, 2007.

(2)	Incorporated by reference to AutoChina’s Registration Statement on Form F-1, filed with the SEC on May 29, 2009.

(3)	Incorporated by reference to AutoChina’s Registration Statement on Form S-1/A, filed with the SEC on January 30, 2008.

(4)	Incorporated by reference to AutoChina's Registration Statement on Form F-1/A, filed with the SEC on December 7, 2009.